MEDQUIST INDEPENDENT BOARD MEMBERS TO RESIGN
Company Salutes Directors’ Contributions to Recent Progress

MedQuist Inc. (Pink Sheets: MEDQ.PK) announced today that N. John Simmons , Jr., Richard H. Stowe and John H. Underwood have resigned from the Board effective November 9, 2007. The announcement follows the timely filing on November 8, 2007 by the Company with the Securities and Exchange Commission of its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2007. In October, the Company became current in its SEC filings for the first time since its Form 10-Q for the fiscal quarter ended September 30, 2003, and yesterday’s filing was the Company’s first timely quarterly or annual filing since 2003.

“All three of them have made significant contributions in helping to successfully guide the company through a challenging period,” said Stephen Rusckowski, Chairman of the Board of Directors. “John Simmons’ leadership of the Audit Committee has of course been a central part of getting our financial reporting back on track, and Richard Stowe and John Underwood – who also served with distinction on the Audit Committee — are our two longest standing board members. They have been there throughout with a steady hand and keen judgment. They will be missed, and their service to the board is greatly appreciated.”

On November 2, 2007, the Company announced that its Board, in connection with its previously-disclosed review of strategic alternatives, is evaluating whether a sale of the Company is in the best interests of the Company and its shareholders, in light of the announcement earlier that day by Koninklijke Philips Electronics N.V. of its decision to proceed with the sale of its approximately 70% ownership interest in the Company if a satisfactory price and other acceptable terms can be realized. The Company has been advised that the resignations of Messrs. Simmons, Stowe and Underwood were caused by a disagreement between them and the Company as to the role of a committee of independent directors in the conduct of the evaluation and any resulting sale process, and not by any disagreement relating to the Company’s operations or other policies or practices.

The Company is proceeding immediately to search for three independent directors to add to the Board currently and then to nominate for election at an annual meeting of shareholders which the Company plans to hold within 30 days of the date on which its definitive proxy statement is mailed to shareholders.

The Company also confirmed that it had received a request under New Jersey corporate law from a shareholder to inspect certain of its books and records and that it had responded promptly with an offer to make any required information available.

NOTICE TO SHAREHOLDERS:

In connection with the Company’s upcoming annual meeting of shareholders, the Company will be filing a proxy statement and potentially other relevant documents concerning the annual meeting with the SEC. BEFORE MAKING ANY DECISION REGARDING ANY OF THE BUSINESS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING, SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders can obtain free copies of the proxy statement and other documents when they become available by contacting Investor Relations, MedQuist Inc., 1000 Bishops Gate Blvd., Suite 300, Mt. Laurel, NJ 08054. In addition, documents filed with the SEC will be available at no charge on the SEC’s website at www.sec.gov. The Company and its executive officers and directors may, under SEC rules, be deemed to be participants in the solicitation of proxies from shareholders of the Company in connection with the upcoming annual meeting. Certain information about such individuals (including their ownership of shares of the Company’s common stock) is set forth in the Company’s Form 10-K for the year ended December 31, 2006, which is available free of charge from the SEC and the Company as indicated above.

About MedQuist:
MedQuist is a leading provider of clinical documentation workflow solutions in support of the electronic health record. MedQuist provides electronic medical transcription, health information and document management products and services, including digital dictation, speech recognition, Web- based transcription, electronic signature, medical coding, mobile dictation devices, and outsourcing services.

SOURCE: MedQuist Inc.
CONTACT: Kathleen Donovan, Chief Financial Officer of MedQuist Inc.
+1-856-206-4000
Web site: http://www.medquist.com
(MEDQ)